HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________


                                                                           Three Months Ended March 31,
                                                                       -------------------------------------

                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $14,773,000               $11,079,000
                                                                       ===========               ===========

Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,034,000
                                                                                                  35,033,000

    Other issuances of common stock   . . . . . . . . . . . . . .          148,000                    98,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (48,000)                       --


    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          872,000                   601,000
                                                                       -----------               -----------
    Weighted average common and common share
      equivalents   . . . . . . . . . . . . . . . . . . . . . . .       35,006,000                35,732,000
                                                                        ==========                ==========

Net income per common share . . . . . . . . . . . . . . . . . . .    $         .42              $        .31
                                                                     =============              ============





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
HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________


                                                                           Three Months Ended March 31,
                                                                       -------------------------------------

                                                                           1995                     1994
                                                                       ------------             ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $14,773,000               $11,079,000
                                                                       ===========               ===========

Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,034,000                35,033,000

    Other issuances of common stock   . . . . . . . . . . . . . .          148,000                    98,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (48,000)                       --

    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          902,000                   601,000
                                                                       -----------               -----------
    Weighted average common and common share
      equivalents   . . . . . . . . . . . . . . . . . . . . . . .       35,036,000                35,732,000
                                                                        ==========                ==========

Net income per common share . . . . . . . . . . . . . . . . . . .    $         .42              $        .31
                                                                     =============              ============





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